Exhibit 99
Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962

SPS Commerce Reports Third Quarter 2024 Financial Results
Company delivers 95th consecutive quarter of topline growth
Revenue and recurring revenue growth of 21% year-over-year

MINNEAPOLIS, October 24, 2024 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (NASDAQ: SPSC), a leader in retail supply chain cloud services, today announced financial results for the third quarter ended September 30, 2024.
Financial Highlights
Third Quarter 2024 Financial Highlights
•Revenue was $163.7 million in the third quarter of 2024, compared to $135.7 million in the third quarter of 2023, reflecting 21% growth.
•Recurring revenue grew 21% from the third quarter of 2023.
•Net income was $23.5 million or $0.62 per diluted share, compared to net income of $16.8 million or $0.45 per diluted share in the third quarter of 2023.
•Non-GAAP income per diluted share was $0.92, compared to non-GAAP income per diluted share of $0.75 in the third quarter of 2023.
•Adjusted EBITDA for the third quarter of 2024 increased 19% to $48.4 million compared to the third quarter of 2023.

“The evolving dynamics of the retail industry continue to drive digital transformation. SPS Commerce has been a trusted partner to thousands of retailers, suppliers, logistics providers, and distributors over the years and we remain committed to our vision to be the world’s retail network,” said Chad Collins, CEO of SPS Commerce. “Our customers continue to prioritize supply chain resilience and recognize the value we bring to the table as they strive for efficient collaboration with their trading partners.”

“SPS Commerce delivered strong third quarter performance and the 95th consecutive quarter of revenue growth,” said Kim Nelson, CFO of SPS Commerce. “We remain committed to a balanced growth approach as we continue to support our customers with a comprehensive product portfolio that positions them to successfully navigate evolving omnichannel dynamics and overcome increasing supply chain complexity.”

Guidance
Fourth Quarter 2024 Guidance
•Revenue is expected to be in the range of $168.5 million to $169.5 million, representing 16% to 17% year-over-year growth.
•Net income per diluted share is expected to be in the range of $0.46 to $0.47, with fully diluted weighted average shares outstanding of 38.1 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $0.83 to $0.84.
•Adjusted EBITDA is expected to be in the range of $48.0 million to $48.7 million.
•Non-cash, share-based compensation expense is expected to be $12.8 million, depreciation expense is expected to be $5.1 million, and amortization expense is expected to be $7.2 million.

Fiscal Year 2024 Guidance
•Revenue is expected to be in the range of $635.4 million to $636.4 million, representing 18% to 19% growth over 2023.
•Net income per diluted share is expected to be in the range of $2.03 to $2.04, with fully diluted weighted average shares outstanding of 37.9 million shares.
•Non-GAAP income per diluted share is expected to be in the range of $3.41 to $3.42.
•Adjusted EBITDA is expected to be in the range of $185.0 million to $185.7 million, representing 17% to 18% growth over 2023.
•Non-cash, share-based compensation expense is expected to be $55.1 million, depreciation expense is expected to be $19.1 million, and amortization expense is expected to be $22.8 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Quarterly Conference Call
To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q3 2024 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce
SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 120,000 companies in retail, grocery, distribution, supply, and logistics have chosen SPS as their retail network. SPS has achieved 95 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our condensed consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.
Adjusted EBITDA Measures:
Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income, and other adjustments as necessary for a fair presentation. Other adjustments for the three and nine months ended September 30, 2024 included the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs. Other adjustments for the three and nine months ended September 30, 2023 included the expense impact from acquisition-related employee severance costs, and for the nine months ended September 30, 2023, other adjustments also included the expense impact from disposals of certain capitalized internally developed software. Net income is the comparable GAAP measure of financial performance.
Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.
Non-GAAP Income Per Share Measure:
Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, including for the three and nine months ended September 30, 2024 the expense impacts from disposals of certain capitalized internally developed software and one-time acquisition-related insurance costs, for the three and nine months ended September 30, 2023 the expense impact from acquisition-related employee severance costs, and for the nine months ended September 30, 2023 the expense impact from disposals of certain capitalized internally developed software, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period.
To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements
This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the fourth quarter and full year of 2024, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares)

	September 30, 2024	December 31, 2023
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$198,842	$219,081
Short-term investments	6,931	56,359
Accounts receivable	60,044	50,160
Allowance for credit losses	(4,474)	(3,320)
Accounts receivable, net	55,570	46,840
Deferred costs	64,665	62,403
Other assets	18,639	16,758
Total current assets	344,647	401,441
Property and equipment, net	36,148	36,043
Operating lease right-of-use assets	8,412	7,862
Goodwill	423,508	249,176
Intangible assets, net	168,131	107,344
Other assets
Deferred costs, non-current	20,802	20,347
Deferred income tax assets	412	505
Other assets, non-current	1,240	1,126
Total assets	$1,003,300	$823,844
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,107	$7,420
Accrued compensation	46,010	41,588
Accrued expenses	8,968	8,014
Deferred revenue	78,883	69,187
Operating lease liabilities	4,363	4,460
Total current liabilities	146,331	130,669
Other liabilities
Deferred revenue, non-current	6,550	6,930
Operating lease liabilities, non-current	8,807	9,569
Deferred income tax liabilities	11,607	8,972
Other liabilities, non-current	640	229
Total liabilities	173,935	156,369
Commitments and contingencies
Stockholders' equity
Common stock	39	39
Treasury stock	(99,748)	(128,892)
Additional paid-in capital	611,719	537,061
Retained earnings	318,540	259,045
Accumulated other comprehensive gain (loss)	(1,185)	222
Total stockholders’ equity	829,365	667,475
Total liabilities and stockholders’ equity	$1,003,300	$823,844

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$163,686	$135,661	$466,858	$391,945
Cost of revenues	51,624	45,521	155,129	133,029
Gross profit	112,062	90,140	311,729	258,916
Operating expenses
Sales and marketing	37,577	30,289	109,700	89,722
Research and development	15,292	13,558	45,667	39,438
General and administrative	27,152	21,906	76,575	64,275
Amortization of intangible assets	6,470	3,788	15,648	11,118
Total operating expenses	86,491	69,541	247,590	204,553
Income from operations	25,571	20,599	64,139	54,363
Other income, net	3,778	1,702	10,966	4,859
Income before income taxes	29,349	22,301	75,105	59,222
Income tax expense	5,889	5,459	15,610	12,409
Net income	$23,460	$16,842	$59,495	$46,813

Net income per share
Basic	$0.63	$0.46	$1.60	$1.28
Diluted	$0.62	$0.45	$1.57	$1.25

Weighted average common shares used to compute net income per share
Basic	37,447	36,728	37,192	36,584
Diluted	37,996	37,584	37,785	37,417

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$59,495	$46,813
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(9,918)	(11,906)
Depreciation and amortization of property and equipment	14,010	13,964
Amortization of intangible assets	15,648	11,118
Provision for credit losses	6,239	4,004
Stock-based compensation	42,264	36,097
Other, net	(925)	1,711
Changes in assets and liabilities, net of effects of acquisitions
Accounts receivable	(11,456)	(8,800)
Deferred costs	(2,240)	(7,543)
Other assets and liabilities	(2,258)	2,814
Accounts payable	665	(5,289)
Accrued compensation	458	8,073
Accrued expenses	842	(169)
Deferred revenue	5,424	10,042
Operating leases	(1,412)	(1,417)
Net cash provided by operating activities	116,836	99,512
Cash flows from investing activities
Purchases of property and equipment	(13,832)	(15,467)
Purchases of investments	(85,759)	(102,763)
Maturities of investments	136,765	95,000
Acquisition of businesses, net	(147,401)	(70,218)
Net cash used in investing activities	(110,227)	(93,448)
Cash flows from financing activities
Repurchases of common stock	(37,567)	—
Net proceeds from exercise of options to purchase common stock	4,198	5,524
Net proceeds from employee stock purchase plan activity	5,672	4,481
Net cash provided by (used in) financing activities	(27,697)	10,005
Effect of foreign currency exchange rate changes	849	(260)
Net increase (decrease) in cash and cash equivalents	(20,239)	15,809
Cash and cash equivalents at beginning of period	219,081	162,893
Cash and cash equivalents at end of period	$198,842	$178,702

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except Margin, Adjusted EBITDA Margin, and per share amounts)

Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$23,460	$16,842	$59,495	$46,813
Income tax expense	5,889	5,459	15,610	12,409
Depreciation and amortization of property and equipment	4,633	4,675	14,010	13,964
Amortization of intangible assets	6,470	3,788	15,648	11,118
Stock-based compensation expense	10,752	11,436	42,264	36,097
Realized gain from foreign currency on cash and investments held	(1,077)	(98)	(2,636)	(525)
Investment income	(2,704)	(2,635)	(8,377)	(5,372)
Other	978	1,036	978	1,170
Adjusted EBITDA	$48,401	$40,503	$136,992	$115,674

Adjusted EBITDA Margin
	Three Months Ended September 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$163,686	$135,661	$466,858	$391,945

Net income	23,460	16,842	59,495	46,813
Margin	14%	12%	13%	12%

Adjusted EBITDA	48,401	40,503	136,992	115,674
Adjusted EBITDA Margin	30%	30%	29%	30%

Non-GAAP Income per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$23,460	$16,842	$59,495	$46,813
Stock-based compensation expense	10,752	11,436	42,264	36,097
Amortization of intangible assets	6,470	3,788	15,648	11,118
Realized gain from foreign currency on cash and investments held	(1,077)	(98)	(2,636)	(525)
Other	978	1,036	978	1,170
Income tax effects of adjustments	(5,514)	(4,981)	(18,134)	(16,089)
Non-GAAP income	$35,069	$28,023	$97,615	$78,584

Shares used to compute net income and non-GAAP income per share
Basic	37,447	36,728	37,192	36,584
Diluted	37,996	37,584	37,785	37,417

Net income per share, basic	$0.63	$0.46	$1.60	$1.28
Non-GAAP adjustments to net income per share, basic	0.31	0.30	1.02	0.87
Non-GAAP income per share, basic	$0.94	$0.76	$2.62	$2.15

Net income per share, diluted	$0.62	$0.45	$1.57	$1.25
Non-GAAP adjustments to net income per share, diluted	0.30	0.30	1.01	0.85
Non-GAAP income per share, diluted	$0.92	$0.75	$2.58	$2.10